Exhibit 10.53

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DEFERRED COMPENSATION PLAN
ACCOUNT WITH BANK OF OKLAHOMA
2005 EMPLOYEE ENROLLMENT FORM

DTAG Deferred Comp Plan 000601

PARTICIPANT INFORMATION:

Participant Name (print or type) Steven B. Hildebrand

ELECTION OF DEFERRED COMPENSATION PLAN PARTICIPATION

I understand that the applicable election below is offered to me by Dollar Thrifty Automotive Group, Inc. (“DTG”). My election must be made by March 15, 2005. This election is possible under transition guidance provided by the Internal Revenue Service for rules relating to the recently passed American Jobs Creation Act of 2004. Guidance from the IRS for payment options will come out later this year and new election forms to complete for the distribution of these deferral amounts can be completed before the end of the year.

1.

|X| I elect to participate in the Deferred Compensation Plan. I understand that my election to participate and my deferral percentage are irrevocable for the calendar year for which my election first became effective. Currently, tax law requires that any amount deferred into a Deferred Compensation account is subject to Social Security and Medicare taxes at the time of deferral but is not subject to these taxes at the time of withdrawal.

|X| I elect to defer 0% or $ none of my regular compensation (excluding any overtime premiums or bonuses) paid each pay period in 2005. You may elect a percentage that is more or less than you previously elected on December 31, 2004. Any change in your percentage will take place as soon as administratively possible and will reflect the change in compensation on a prospective basis.

2.	|X|

Upon a “Change of Control” with respect to the Employer, I hereby elect to have the balance of my Deferred Compensation Plan account distributed to me or my designated beneficiary(ies) in lump sum form, subject to the discretion of the Board, in accordance with the terms of the Plan.

Please consult with your tax advisor regarding the tax consequences of this Plan to you. Neither the sponsor of this Plan, nor any of the sponsor’s affiliates provide any assurances of the tax results of this Plan in the Participant’s particular situation or assume any responsibility in this regard.

AUTHORIZATION:
Participant Signature:/s/ Steven B. Hildebrand                                                                           Date: February 17, 2005
Accepted and agreed to by Employer's Authorized Representative.

By:/s/ Brian K. Franklin                                                                                                              Date: February 17, 2005